SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the "Agreement"), dated October 27, 2003, (the "Effective Date") is entered into by and among China Broadband Corp., a Nevada corporation ("CBBD"), Big Sky Energy Kazakhstan Ltd., an Alberta corporation ("BSEK"), and the Shareholders of BSEK (the "Shareholders").

WHEREAS, the Shareholders collectively own 10,000,000 shares of Common Stock, without par value, of BSEK (the "BSEK Shares").

WHEREAS, CBBD is a public reporting company under the rules and regulations of the U.S. Securities Act of 1934, whose shares trade on the OTC/Bulletin Board under the symbol "CBBD" and wishes to exchange a certain number of shares of its common stock to be issued from treasury (the "CBBD Shares") for the BSEK Shares.

WHEREAS, the parties to this Agreement have determined that the Shareholders will exchange the BSEK Shares for the CBBD Shares, as determined below (the "Share Exchange"), and CBBD will also provide BSEK with a loan of $500,000.00 US to be repaid within sixty (60) days (the "Loan");

WHEREAS, the parties to this Agreement have agreed to the Share Exchange and the Loan subject to the terms and conditions set forth below.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

1.0 SHARE EXCHANGE AND LOAN

1.1 Subject to the terms and conditions hereof, the Shareholder shall exchange the BSEK Shares for the CBBD Shares, the number of which shall be determined by Section 1.3 below.

1.2 In order to affect the Share Exchange and the Loan, the parties agree that upon completion of a Fair Market Valuation described in Section 1.3 below, the following actions shall take place:

(a) Shareholders, by executing this Agreement, hereby authorize CBBD to take delivery and possession of all stock certificates representing all of the BSEK Shares and transfer such shares into the name of CBBD upon the completion of the issuance and delivery of the SBBD Shares to the Shareholders;

(b) CBBD shall issue and deliver to the Shareholders stock certificates representing the CBBD Shares, in the amount determined by Section 1.3 and 1.4 below.

1.3 The number of CBBD Shares to be issued to the Shareholders by CBBD hereunder shall be determined by the Fair Market Valuation of BSEK and its assets being prepared by PetroGlobe (Canada) Ltd. (the "FMV Report"). Upon completion of the FMV Report, the total net value of BSEK shall be divided by the thirty (30) day average closing bid price of CBBD's common stock on the OTC/Bulletin Board, with the resulting number representing the total number of CBBD Shares to be issued to the Shareholders; provided, however, that in no event shall the number of CBBD Shares to be issued hereunder exceed 8,000,000 shares.

1.4 The CBBD Shares shall be issued and allocated to the Shareholders on the same percentage of BSEK Shares that each Shareholder currently holds.

1.5 The parties hereto acknowledge that CBBD advanced the Loan to BSEK prior to the date of this Agreement. BSEK hereby agrees and covenants that it shall repay the entire amount of the Loan no later than December 16, 2003 (the "Maturity Date"). The Loan shall not accrue interest prior to the Maturity Date. In the event that the Loan is not repaid in its entire by the Maturity Date, the Loan shall commence accruing interest at the rate of five percent (5%) per annum. Failure to repay any portion of the Loan shall be deemed a default and CBBD shall be entitled to pursue all remedies for such default afforded to it under law, including seeking a money judgment against BSEK, costs of collection and attorneys fees. The parties further agree and acknowledge that the Shareholders shall have no liability whatsoever for repayment of the Loan or any portion thereof.

2.0 CLOSING

2.1 The completion of the Share Exchange shall take place with five (5) business days of completion of the FMV Report but in no event shall it take place later than thirty (30) days from the date of execution of this Agreement (the "Closing Date"), and this Agreement shall be voidable thereafter at the option of either party upon thirty (30) days notice in writing to the parties hereto, such election not to be unreasonably exercised. This Agreement will terminate on the effective date of such notice of termination and shall thereafter by null and void.

3.0 TRANSACTION EXPENSES

3.1 Each party to this Agreement shall bear all costs and expenses incurred by him or it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. Unless otherwise expressly provided herein, all costs and expenses related to satisfying any condition or fulfilling any covenant contained in this Agreement shall be borne by the party whose responsibility it is to satisfy the condition or fulfill the covenant in question.

4.0 SHAREHOLDERS' REPRESENTATIONS AND WARANTIES

4.1 Each Shareholder hereby represents to CBBD, with the intent that the parties to this Agreement will rely thereon in entering into this Agreement and in concluding the Share Exchange contemplated herein that:

      Such Shareholder has the power, authority and/or capacity to enter into this Agreement and to carry out its terms;

      This Agreement constitutes a legal, valid and binding obligation of such Shareholder in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

      Such Shareholder is the registered holder and beneficial owner of the BSEK Shares, free and clear of all liens, encumbrances, security, interest, charges or other clouds on title;

      Upon completion of the Share Exchange, CBBD shall be the beneficial and registered holder of the such Shareholder's BSEK Shares, as fully paid and non-assessable, free and clear of all liens, charges and encumbrances and other restrictions on transfer, save and except those which may be imposed by regulatory authorities or under applicable securities law;

      The making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under any indenture, mortgage, deed of trust, agreement, lease, certificate, consent or other instrument to which the Shareholder is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which the Shareholder is bound, or, of any statute or regulation applicable to Shareholder.

5.0 CBBD'S REPRESENTATIONS AND WARRANTIES

5.1 CBBD hereby represents and warrants to BSEK and the Shareholders with the intent that BSEK and the Shareholders will rely thereon in entering into this Agreement and in concluding the Share Exchange contemplated herein that:

(a) CBBD has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth herein and to issue the CBBD Shares to the Shareholders; and

(b) This Agreement constitutes a legal, valid and binding obligation of CBBD in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

(c) The CBBD Shares, when issued shall be free and clear of all liens, encumbrances, security, interest, charges or other clouds on title; and

(d) The making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under the Articles or By-Laws of CBBD or any indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, consent, permit, license, authority or other instrument to which CBBD is a party or is bound or any judgment, decree, order, rule, or regulation of any court of administrative body by which CBBD is bound, or, to the knowledge of any statute or regulation applicable to CBBD.

6.0 BSEK'S REPRESENTATIONS AND WARRANTIES

6.1 BSEK hereby represents and warrants to CBBD with the intent that CBBD will rely thereon in entering into this Agreement and in concluding the Share Exchange and the Loan contemplated herein that:

(a) BSEK has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth herein; and

(b) This Agreement constitutes a legal, valid and binding obligation of BSEK in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

(c) The making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under the Articles or By-Laws of BSEK or any indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, consent, permit, license, authority or other instrument to which BSEK is a party or is bound or any judgment, decree, order, rule, or regulation of any court of administrative body by which BSEK is bound, or, to the knowledge of any statute or regulation applicable to BSEK.

7.0 SHAREHOLDERS REPRESENTATIONS AND WARRANTIES REGARDING U.S. SECURITES REGULATIONS.

7.1 Each Shareholder further makes the following representations with the intent that they may be relied upon by CBBD in determining each Shareholders' suitability as a purchaser of the CBBD Shares.

(a) The Shareholder has received and read CBBD's annual report for the year ended December 31, 2002 and CBBD's quarterly reports for the periods ending March 30, 2003 and June 30, 2003, and any amendments to such reports (the "Annual and Quarterly Reports") and the Shareholder is familiar with all terms and provisions thereof

(b) The Shareholder confirms that the acquisition of the CBBD Shares shall occur as an "offshore transaction" in that:

(i) The Shareholder is not an "entity" in the United States.

(ii) At the time this Agreement is executed by the Shareholder, and as of the Closing Date of this Agreement, the Shareholder was outside of the United States.

(c) The Shareholder is not a U.S. Person, as defined below. For purposes of this representation, "U.S. Person" means:

(i) any natural person resident in the United States;

(ii) any partnership or corporation organized or incorporated under the laws of the United States;

(iii) any estate of which any trustee is a U.S. Person;

(iv) any trust of which any trustee is a U.S. Person;

(v) any agency or branch of a foreign entity located in the United States;

(vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if any individual) resident in the United States; and

(vii) any partnership or corporation if:

(a) organized or incorporated under the laws of any foreign jurisdiction; and

(b) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned by accredited investors (as defined in Rule 501(1) under the Securities Act) who are not natural persons, estates or trusts.

(d) The Shareholder has previously been advised that the Shareholder would have an opportunity to review all the pertinent facts concerning CBBD, and to obtain any additional information which they might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information contained in the Annual and Quarterly Reports.

(e) The Shareholder has personally communicated or been offered the opportunity to communicate with an executive officer of CCBD to discuss the business and financial affairs of CBBD, its products and activities, and its plans for the future. The Shareholder acknowledges that if the Shareholder would like to further avail itself of the opportunity to ask additional questions of CBBD, CBBD will make arrangements for such an opportunity on request.

(f) The Shareholder has been advised that no accountant or attorney engaged by CBBD is acting as its representative, accountant, or attorney.

(g) The Shareholder will hold title to its interest in the name provided in the signature block below.

(h) If the Shareholder is an individual, he or she resides at the address provided below in Section 10.5. If the Shareholder is a corporation, it is a bona fide corporation duly organized under the laws of its place of incorporation and the address provided below in Section 10.5 is such Shareholder's true and correct principal place of business.

8.1 The representations, warranties, covenants and agreements of the Shareholders contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing as though made at the Closing and will survive the Closing.

8.2 The representations, warranties, covenants and agreement of CBBD contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing as though made at the Closing and will survive the Closing.

9.0 CONDITIONS PRECEDENT

9.1 The obligations of CBBD to consummate the transactions herein contemplated are subject to the fulfillment of each of the following conditions at the times stipulated:

      The representations and warranties of the Shareholders contained herein are true and correct in all respects at and as of the Effective Date except as may be in writing disclosed to and approved by CBBD; and

      All covenants, agreements and obligations hereunder on the part of the Shareholders to be performed or complied with at or prior to the closing, including the Shareholders obligation to deliver the documents and instruments herein provided for, have been performed and complied with at and as of the Effective Date.

9.2 The obligations of the Shareholders to consummate the transactions herein contemplated are subject to the fulfillment of each of the following conditions at the times stipulated, that:

      The representations and warranties of CBBD contained herein are true and correct in all material respects at and as of the closing except as may be in writing disclosed to and approved by the Shareholders and

      All covenants, agreements and obligations hereunder on the part of CBBD to be performed or complied with at or prior to the Effective Date, including in particular CBBD's obligations to deliver the documents and instruments herein provided for, have been performed and complied with as at the closing.

10.0 MISCELLANEOUS

10.1 Time is of the essence of this Agreement.

10.2 The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

10.3 This Agreement will enure to the benefit and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

10.4 This Agreement may not be assigned by any party hereto without the prior written consent of all parties to this Agreement.

10.5 Any notice under this Agreement shall be deemed to have been sufficiently given if sent by overnight courier, addressed as follows:

to the Shareholders:

Glen Van Doorne
310-505-8 Avenue SW
Calgary Alberta T2P 5E9

James Gotmy
136 Gateway Place SW
Calgary Alberta T3E 4J2

Malcolm Albery
920 Cresent Blvd. SW
Calgary Alberta T2S 1L5

Jodi Larmour
196 Sierra Morena Circle SW
Calgary Alberta T3H 2W8

Delphine de Rohan Chabot
67 Eccleston Square
London England SW1V 1PJ

to BSEK:

c/o Harney Westwood & Riegels Craigmuir Chambers Road Town, Tortola British Virgin Islands	and	1980-440-2 Avenue SW Calgary, Alberta T2P 5E9

to CBBD:

1980-440-2 Ave SW
Calgary Alberta T2P 5E9

or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt by the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

10.6 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

 IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

BIG SKY ENERGY KAZAKHSTAN LTD., an Alberta corporation	CHINA BROADBAND CORP., a Nevada corporation
By: /s/ Glenn Van Doorne Name: Glenn Van Doorne Title: Managing Director	By: /s/ Matthew Heysel Name: Matthew Heysel Title: Chairman & Chief Executive Officer

SHAREHOLDERS:
BIG SKY ENERGY CANADA LTD., a British Virgin Islands corporation
By: /s/ Matthew Heysel Name: Matthew Heysel Title: Chairman & Chief Executive Officer	/s/ Delphine de Rohan Chabot Delphine de Rohan Chabot
/s/ Glenn Van Doorne Glenn Van Doorne	/s/ James Gotmy James Gotmy
/s/ Malcolm Albery Malcolm Albery	/s/ Jodi Larmour Jodi Larmour